EXHIBIT (23)(a)



                 [Letterhead of ERNST & YOUNG LLP]




                 Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement on Form S-8 dated January 17, 1995, pertaining to the State Street Boston Corporation 1994 Stock Option and Performance Unit Plan, of our report dated January 13, 1994, with respect to the consolidated financial statements of State Street Boston Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the securities and Exchange Commission.




                                  Ernst & Young LLP
                                  ERNST & YOUNG LLP




Boston, Massachusetts
January 16, 1995












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